UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2017 (July 6, 2017)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed by Newell Brands Inc. (the “Company” or “Newell”), in connection with the Company’s acquisition of Jarden Corporation (“Jarden”) pursuant to the Agreement and Plan of Merger, dated as of December 13, 2015, by and among Jarden, the Company (formerly known as Newell Rubbermaid Inc.), NCPF Acquisition Corp. I, and NCPF Acquisition Corp. II (the “Merger Agreement”), four separate appraisal petitions have been filed by dissenting stockholders of Jarden in the Court of Chancery of the State of Delaware seeking an appraisal of the fair value of their shares of Jarden common stock pursuant to Section 262 of the Delaware General Corporation Law, which petitions were consolidated for joint prosecution under Case No. 12456-VCS on or about October 3, 2016, and except as provided below, the litigation is ongoing.

As previously reported by the Company in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2017, Jarden entered into a settlement agreement (the “Merion Settlement Agreement”) with three such dissenting stockholders (the “Merion Petitioners”) pursuant to which, in exchange for withdrawing their respective demands for appraisal and a full and final release of all claims, among other things, the Merion Petitioners received the original merger consideration provided for under the Merger Agreement, specifically (1) 0.862 of a share of Newell common stock, and (2) $21.00 in cash, per share of Jarden common stock (collectively, the “Merger Consideration”), excluding any and all other benefits, including, without limitation, the right to accrued interest, dividends, and/or distributions. Subsequent to the entry of the Merion Settlement Agreement, on July 6, 2017, Jarden entered into two settlement agreements, collectively covering eight additional dissenting stockholders, with substantially identical terms on a per share basis to the Merion Settlement Agreement. Accordingly, pursuant to the terms of the settlement agreement between Jarden and Dunham Monthly Distribution Fund (the “Dunham Petitioner”), Newell will issue 127,711 shares of Newell common stock to the Dunham Petitioner (representing the stock component of the Merger Consideration), and authorize payment to the Dunham Petitioner of approximately $3,111,311.76 (representing the cash component of the Merger Consideration). Pursuant to the settlement agreement between Jarden and WCM Alternatives: Event-Driven Fund, Westchester Merger Arbitrage Strategy sleeve of the JNL Multi-Manager Alternative Fund, JNL/Westchester Capital Event Driven Fund, WCM Master Trust, The Merger Fund, The Merger Fund VL and SCA JP Morgan Westchester (collectively, the “Westchester Petitioners”), Newell will issue 2,047,250 shares of Newell common stock to the Westchester Petitioners (representing the stock component of the Merger Consideration), and authorize payment to the Westchester Petitioners of approximately $49,875,236.57 (representing the cash component of the Merger Consideration). The Court of Chancery of the State of Delaware has dismissed with prejudice the Merion Petitioners’, the Dunham Petitioner and Westchester Petitioners’ claims for appraisal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: July 7, 2017	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal Officer and Corporate Secretary